EXHIBIT 6.8.1
                              VALUESTAR CORPORATION
                             1997 STOCK OPTION PLAN
                       ____________ STOCK OPTION AGREEMENT

This Stock Option Agreement ("Agreement") is made and entered into as of the Date of Grant indicated below by and between ValueStar Corporation, a Colorado corporation (the "Company"), and the person named below as Employee or Participant.

WHEREAS, Employee is an employee (director or consultant) of the Company and/or one or more of its subsidiaries; and

WHEREAS, pursuant to the Company's 1997 Stock Option Plan (the "Plan"), the committee of the Board of Directors of the Company administering the Plan (the "Committee") has approved the grant to Employee (Participant) of an option to purchase shares of the common stock, $0.00025 par value, of the Company (the "Common Stock" or "Shares"), on the terms and conditions set forth herein,

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

1. Grant of Option: Certain Terms and Conditions. The Company hereby grants to Employee (Participant), and Employee (Participant) hereby accepts, as of the Date of Grant, an option to purchase the number of shares of Common Stock indicated below (the "Option Shares") at the Exercise Price per share indicated below, which option shall expire at 5:00 o'clock p.m., California time, on the Expiration Date indicated below and shall be subject to all of the terms and conditions set forth in this Agreement (the "Option"). The Option shall become exercisable to purchase, and shall vest with respect to, that number of Option Shares as provided in the Vesting Schedule provided below.


Employee (Participant):             ________________

Date of Grant:                      ________________

Number of shares purchasable:       ________________

Exercise Price per share:           ________________

Expiration Date:                    ________________

Vesting Schedule: __________________________________


(If ISO Option)

The Option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an "Incentive Stock Option") and consequently:

(a) the Expiration Date shall not be more than 10 years after the Date of Grant and the Exercise Price per share shall not be less than the Fair Market Value (as defined in the Plan) per share on the Date of Grant; provided. however, that if, on the Date of Grant, Employee owns (after application of the family and other attribution rules of Section 425(d) of the Internal Revenue Code) more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations, then the Expiration Date shall not be more than five years after the Date of Grant and the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant; and

(b) the aggregate Fair Market Value (determined as of the date such options are granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by Employee during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000.

2. Acceleration and Termination of Option.

(a) Termination of Employment.

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(i) Permanent Disability. If Participant's Employment is Terminated by reason of
Permanent Disability (within the meaning of Section 422(c)(6) of the Code) of Participant, then (A) the portion of the Option that has not vested on or prior to the date of such Termination of Employment shall terminate on such date and
(B) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the first anniversary of the date of such Termination of Employment. Any determination by the Board that Participant does or does not have a Permanent Disability shall be final and binding upon the Company and Participant.

(ii) Death During Employment. If Participant's Employment is Terminated by reason of death of Employee (Participant), then (A) the portion of the Option that has not vested on or prior to the date of such Termination of Employment shall terminate on such date and (B) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or fifteen (15) months after the date of such Termination of Employment.

(iii) Other Termination. If Participant's Employment is Terminated for no reason, or for any reason other than Retirement, death or Permanent Disability, and a Change of Control shall not have occurred within one year prior thereto, then the Option shall terminate six months after such Termination of Employment.

(b) Death Following Termination of Employment. Notwithstanding anything to the contrary in this Agreement, if Participant shall die within not more than six months after the Termination of his or her Employment and prior to the Expiration Date, then (i) the portion of the Option that has not vested on or prior to the date of such death shall terminate on such date and (ii) the remaining vested portion of the Option shall terminate on the earlier of the Expiration Date or fifteen (15) months after the date of such death.

(c) Other Events Causing Acceleration of Option. The Committee, in its sole discretion, may accelerate the exercisability of the Option at any time and for any reason.

(d) Other Events Causing Termination of Option. Notwithstanding anything to the contrary in this Agreement, the Option shall terminate upon the consummation of any of the following events, or, if later, the thirtieth day following the first date upon which such event shall have been approved by both the Board and the shareholders of the Company:

(i) the dissolution or liquidation of the Company; or

(ii) a sale or lease of all or substantially all of the property and assets of the Company, unless the term of such sale or lease shall provide otherwise.

3. Adjustments. In the event that the outstanding securities of the class then subject to the Option are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or in the event that substantially all of the property and assets of the Company are sold, then, unless such event shall cause the option to terminate pursuant to Section 2(d) hereof, the Committee shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may thereafter be acquired upon the exercise of the Option; provided. however. that any such adjustments in the Option shall be made without changing the aggregate Exercise Price of the then unexercised portion of the Option.

4. Exercise.

(a) The Option shall be exercisable during a Participant's lifetime only by Participant or by his or her guardian or legal representative, and after Participant's death only by the person or entity entitled to do so under Participant's last will and testament or applicable intestate law. The Option may only be exercised by the delivery to the Company of a written notice of such exercise, which notice shall specify the number of Option Shares to be purchased (the "Purchased Shares") and the aggregate Exercise Price for such shares (the "Exercise Notice"), together with payment in full of such aggregate Exercise Price in cash or by cashier's or personal check or money order payable to the Company; provided, however, that at the option of the Committee payment of such aggregate Exercise Price may instead be made, in whole or in part, by the delivery to the Company of a certificate or certificates representing shares of Common Stock, duly endorsed or accompanied by a duly executed stock powers, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value (as defined in the Plan) thereof on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring such shares of Common Stock.

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5. Payment of  Withholding  Taxes.  The exercise of any Option is subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any federal, state or local law is necessary or desirable as a condition of, or in connection with, such exercise or a later lapsing of time or restrictions on or disposition of the shares of Common Stock received upon such exercise, then in such event, the exercise of the Option shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company.

6. Notices. All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or five days after mailing by certified or registered mail, postage prepaid, return receipt requested, to the Company at 1120A Ballena Blvd., Alameda, California 95401, Attention: Jim Stein, or to Participant at the address set forth beneath his or her signature on the signature page hereto, or at such other addresses as they may designate by written notice in the manner aforesaid.

7. Applicable Laws. Notwithstanding anything to the contrary in this Agreement, no shares of stock purchased upon exercise of the Option, and no certificate representing all or any part of such shares, shall be issued or delivered if in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any federal, state or other securities law, or any requirement of any stock exchange listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company. The issuance of any unregistered Shares upon the exercise of an Option shall be conditioned upon the Participant providing to the Committee a written representation that, at the time of exercise, it is the intent of the Participant to acquire the Shares for investment only and not with a view toward distribution. Any unregistered Shares shall be restricted as to transfer by the Company unless the Company receives an opinion of counsel satisfactory to the Company to the effect that such restriction is not necessary.

8. Nontransferability. Neither the Option nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.

9. Plan. The Option is granted pursuant to the Plan, as in effect on the Date of Grant, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no such amendment shall deprive Participant, without his or her consent, of the Option or of any of Participant's rights under this Agreement. The interpretation and construction by the Committee of the Plan, this Agreement, the Option and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan shall be final and binding upon Participant. Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to Participant or any other person or entity then entitled to exercise the Option.

10. Shareholder Rights. No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement.

11. Unemployment or Contract Rights. No provision of this Agreement or of the Option granted hereunder shall (a) confer upon Participant any right to continue in the employ of or contract with the Company or any of its subsidiaries, (b) affect the right of the Company and each of its subsidiaries to terminate the employment or contract of Participant, with or without cause, or (c) confer upon Participant any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the Plan. Participant hereby acknowledges and agrees that the Company and each of its subsidiaries may terminate the employment or contract of Participant at any time and for any reason, or for no reason, unless Participant and the Company or such subsidiary are party to a written employment, consulting or other agreement that expressly provides otherwise.

12. Governing Law. This Agreement and the Option granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of California without reference to choice or conflict of law principles.

IN WITNESS WHEREOF, the Company and Participant have duly executed this Agreement as of the Date of Grant.

VALUESTAR CORPORATION



By: James Stein

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Title: President and CEO


PARTICIPANT


Signature

Street Address

City, State and Zip Code

Social Security Number

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